                    ___% SERIES A CUMULATIVE PREFERRED STOCK
                    (Liquidation Preference $10.00 Per Share)

                         AUTOBOND ACCEPTANCE CORPORATION


                               ------------------


                          Certificate of Designation of
                    ___% Series A Cumulative Preferred Stock
                          and Fixing Distributions and
                   Other Preferences and Rights of Such Series


                               ------------------


                          Dated as of __________, 1998





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                         AUTOBOND ACCEPTANCE CORPORATION

                               ------------------

                          Certificate of Designation of
                    ___% Series A Cumulative Preferred Stock
                          and Fixing Distributions and
                   Other Preferences and Rights of Such Series

                               ------------------


     AutoBond Acceptance Corporation, a Delaware corporation, having its principal office in Austin, Texas (the "Corporation"), hereby certifies to the Secretary of State of the State of Texas that:

     Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article __ of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the Board of Directors has duly adopted resolutions authorizing the creation and issuance of up to One Million One Hundred Fifty Thousand (1,150,000) shares of ___% Series A Cumulative Preferred Stock, no par value, with a liquidation preference of Ten Dollars ($10.00) per share, and determining the preferences, rights, powers, limitations, qualifications and restrictions, as follows:

     Section 1. Number of Shares and Designation. This series of Preferred Stock, no par value, shall be designated as ___% Series A Cumulative Preferred Stock (the "Series A Preferred Stock"), and the number of shares which shall constitute such series shall be 1,150,000 shares.

     Section 2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated below:

     "Act" shall mean the Securities Act of 1933, as amended.

     "Affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Call Date" shall have the meaning set forth in paragraph (b) of Section 5 hereof.




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     "Common Stock" shall mean the common stock, no par value, of the
     Corporation or such shares of the Corporation's capital stock into which such Common Stock shall be reclassified.

     "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the last reported sale price, regular way on such day, or, if no sale takes place on such day, the reported closing bid price, regular way on such day, in either case as reported on the American Stock Exchange ("AMEX") or, if such security is not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such security is not quoted on the Nasdaq National Market, the closing bid price on such day in the over-the-counter market as reported by NASDAQ, or, if the bid price for such security on such day shall not have been reported through NASDAQ, the bid price on such day as furnished by any AMEX member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

     "Dividend Payment Date" shall mean, with respect to each Dividend Period, the last day of March, June, September and December, in each year, commencing on March 31, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include March 31, 1998).

     "Fair Market Value" shall mean the average of the daily Current Market Price of a share of Common Stock during five (5) consecutive Trading Days ending not later than the day in question.

     "Funds Available for Distribution" shall mean funds from operations (net income, computed in accordance with generally accepted accounting principles excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization) minus non-revenue generated capital expenditures and debt principal amortization, as determined by the Board of Directors on a basis consistent with the policies and practices adopted by the Corporation for reporting publicly its results of operations and financial condition.

     "Issue Date" shall mean ___________, 1998.

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     "Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Series A
     Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Parity Stock" shall have the meaning set forth in paragraph (b) of Section 7 hereof.

     "Permitted Common Stock Cash Distributions" means cash dividends and cash distributions paid on Common Stock after March 31, 1998 not in excess of the sum of the Corporation's cumulative undistributed net earnings at December 31, 1998, plus the cumulative amount of Funds Available for Distribution after March 31, 1998, minus the cumulative amount of dividends accumulated, accrued or paid on the Series A Preferred Stock or any other class of Preferred Stock after March 31, 1998.

     "Person" shall mean any individual, partnership, corporation or other entity and shall include the successor (by merger or otherwise) of such entity.

     "Series A Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day," as to any securities, shall mean any day on which such securities are traded on the AMEX or, if such securities are not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, in the securities market in which such securities are traded.

     "Transfer Agent" means American Stock Transfer and Trust Company or such other U.S. bank or trust company with aggregate capital, surplus and undivided profits, as shown on its last published report, of at least $25,000,000 as may be designated by the Board of Directors or their designee as the transfer agent for the Series A Preferred Stock.

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



     Section 3. Dividends.

            (a) The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series A Preferred Stock equal to $____ per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than sixty (60) days prior to the applicable Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than forty-five (45) days the payment date thereof, as may be fixed by the Board of Directors. The amount of accumulated, accrued and unpaid dividends on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any dividends thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

            (b) The amount of dividends payable per share of Series A Preferred Stock for each Dividend Period shall be computed by dividing the annual dividend by four (4). The amount of dividends payable per share of Series A Preferred Stock for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed ratably on the basis of twelve
(12) 30-day months and a 360-day year. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

            (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation, or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

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            (d) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation, or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking-fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series A Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past Dividend Periods with respect to such Parity Stock, and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current Dividend Period with respect to such Parity Stock.

     Section 4. Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive Ten Dollars ($10.00) per share of Series A Preferred Stock, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Stock have been paid the liquidation preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

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            (b) Subject to the rights of the holders of any shares of Parity
Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Stock shall not be entitled to share therein.

     Section 5. Redemption at the Option of the Corporation.

            (a) Shares of Series A Preferred Stock shall not be redeemable by the Corporation prior to _____________, 200_. On or after _____________, 200_, the Corporation, at its option, may redeem one-sixth (1/6) of the shares of Series A Preferred Stock each year:

                (i) in such number (X) of authorized but previously unissued shares of Common Stock such that

                        X =   $10/Series A Preferred share
                             ------------------------------
                                 .85 ($Y/Common share),

     where Y equals the average of the closing bid prices per share of the Common Stock on NASDAQ for the five (5) Trading Days prior to the Call Date; or

                (ii) out of funds legally available therefor, in cash at a redemption price equal to Ten Dollars ($10.00) per share of Series A Preferred Stock, plus an amount equal to all accumulated, accrued and unpaid dividends, if any, to the Call Date, whether or not earned or declared.

            (b) Shares of Series A Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the "Call Date"). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be thirty (30) days after the date notice of redemption is sent by the Corporation. Immediately prior to authorizing any redemption of the Series A Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory dividend on the Series A Preferred Stock payable in cash on the Call Date in an amount equal to all accumulated, accrued and unpaid dividends as of the Call Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

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            (c) If full cumulative dividends on all outstanding shares of Series
A Preferred Stock have not been paid or declared and set apart for payment, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

            (d) If the Corporation shall redeem shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation, thirty (30) days prior to the Call Date. If the Corporation elects to provide such notices by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series A Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date;
(2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) whether redemption will be for shares of Common Stock pursuant to paragraph (a)(i) of this Section 5 or for cash pursuant to paragraph (a)(ii) of this Section 5, and, if redemption will be for Common Stock, the number of shares of Common Stock to be issued with respect to each share of Series A Preferred Stock to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; and (5) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available at the office of the Transfer Agent the number of shares of Common Stock and/or amount of cash necessary to effect such redemption, including all accumulated, accrued and unpaid dividends to the Call Date, whether or not earned or declared), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series A Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares),
(ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office

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in the Borough of Manhattan, the City of New York, or in Dallas, Texas, and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $25,000,000, such number of shares of Common Stock and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption.
In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, at the close of business on the Call Date, each holder of shares of Series A Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the shares of Series A Preferred Stock to be so redeemed. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

            As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for certificates representing shares of Common Stock and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series A Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

            (e) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon redemption of shares of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

            (f) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, the Corporation covenants that any shares of Common Stock issued upon redemption of shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall use its best efforts to list, subject to official notice of issuance, the shares of Common Stock required

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to be delivered upon any such redemption of shares of Series A Preferred Stock, prior to such redemption, upon each national securities exchange or automated quotation system, if any, upon which the outstanding shares of Common Stock are listed or quoted at the time of such delivery.

            The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series A Preferred Stock are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series A Preferred Stock which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Corporation).

     Section 6. Series A Preferred Stock To Be Retired. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series A Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7. Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

            (a) prior or senior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

            (b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); and

            (c) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holder of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

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     Section 8. Voting.

            (a) The affirmative vote of the holders of two-thirds (2/3) of the votes entitled to be cast by holders of the Series A Preferred Stock then outstanding, voting as a single class, in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be required in order to amend the Articles of Incorporation or Bylaws to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Stock or to authorize, create or increase the authorized amount of, any class of stock having rights prior or senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up or change any provision of the Articles of Incorporation or Bylaws that relate to the Board of Directors or the election of directors or approve any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation. However, the Corporation may create additional classes of Parity or Junior Stock, increase the authorized number of shares of Parity or Junior Stock and issue additional series of Parity or Junior Stock without the consent of any holder of Series A Preferred Stock.

            (b) If and whenever two (2) quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by three (3), and the holders of shares of Series A Preferred Stock shall be entitled to elect the three (3) additional directors to serve on the Board of Directors, by the vote of a plurality of the votes cast by the holders of the Series A Preferred Stock at an annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional three (3) directors shall cease (but subject always to the same provision of the vesting of such voting rights in the case of any similar future arrearages in two (2) quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Stock, the Secretary of the Corporation shall, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation), call a special meeting of the holders of the Series A Preferred Stock for the election of the three (3) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called, as above provided, shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination


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of the then remaining directors elected by the holders of the Series A Preferred
Stock or the successors of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. Notwithstanding the foregoing, the total number of directors elected by the holders of Series A Preferred Stock and the Representative (as defined in the Underwriting Agreement relating to the Series A Preferred Stock) shall not exceed three (3).

            So long as any shares of Series A Preferred Stock are outstanding, the number of directors of the Corporation shall at all times be such that the exercise by the holders of shares of Series A Preferred Stock of the right to elect directors under the circumstance provided in this Section 8(b) will not contravene any provisions of the Texas Business Corporation Act or the Articles of Incorporation.

            For purposes of the foregoing provisions of this Section 8, each share of Series A Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the holders of the Series A Preferred Stock shall not have any voting rights and powers, and the approval or consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 9. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed as of ______________, 1998.


                                 AUTOBOND ACCEPTANCE CORPORATION


                                 By:
                                    ------------------------------------





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